Exhibit 5.1

March 31, 2008

NuStar Energy L.P.

2330 N. Loop 1604 West

San Antonio, Texas 78248

Ladies and Gentlemen:

We have acted as special counsel to NuStar Energy L.P., a Delaware limited partnership (the “Partnership”) in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement (SEC File 333-143095) on Form S-3ASR filed by the Partnership with the Commission on May 18, 2007 (the “Registration Statement”), for the purpose of registering under the Act, among other securities, common units representing limited partner interests in the Partnership and (ii) the preparation of a prospectus supplement, dated March 27, 2008 (the “Prospectus Supplement”), in connection with the offer and sale of up to an aggregate of 5,117,500 common units representing limited partner interests in the Partnership (the “Common Units”). The Common Units are being offered and sold in an underwritten public offering pursuant to an underwriting agreement, dated March 27, 2008 (the “Underwriting Agreement”), between the Partnership, Riverwalk Logistics, L.P., NuStar GP, LLC, NuStar Logistics, L.P., NuStar GP, Inc., Kaneb Pipe Line Operating Partnership, L.P., and Kaneb Pipe Line Company, LLC (the “Partnership Parties”) and the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein (the “Base Prospectus”) and the documents incorporated by reference therein, (ii) the Prospectus Supplement, (iii) the Partnership’s agreement of limited partnership, as amended to date (the “Partnership Agreement”), as well as the governance documents of other Partnership Parties and (iv) the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us or originals and (iv) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination, we have assumed that all parties to documents examined by us (other than the Partnership Parties) had the power, corporate, partnership, limited liability

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NuStar Energy L.P.

March 31, 2008

company or other, to enter into and perform their respective obligations under such documents and have also assumed the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery, by or on behalf of such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Units have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be fully paid and nonassessable, except insofar as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act.

We express no opinion other than as to the federal laws of the United States of America and the Delaware Revised Uniform Limited Partnership Act. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership, the incorporation by reference of this opinion in the Registration Statement and the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement and under the caption “Legal Matters” in the Base Prospectus, which form a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Act or under the rules and regulations of the Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Current Report on Form 8-K. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.

Very truly yours,

/s/ Andrews Kurth LLP